EXHIBIT 99.1

Powderhorn Convertible Note Modification (updated)

AMENDMENT NO. 4 (updated) OF NOVEMBER 15, 2018 TO
12.5% ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 4 TO 12.5% ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTE (this “Amendment”), is made as of November 15, 2018, by and between Two Rivers Water & Farming Company, a Colorado corporation with headquarters located at 3025 S. Parker Road, Ste. 140, Aurora, CO 80014 (the “Company”), and Powderhorn I, LP, a Delaware limited partnership with its address at c/o Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830 (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the 12.5% Original Issue Discount Convertible Promissory Note due February 9, 2018 issued by the Company to the Holder on February 9, 2018 (as amended hereby, the “Note”) and by reference incorporate executed Amendments 1, 2, and 3.

In consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Balance Due.

(a)	As of November 15, 2018, the Note has a Principal balance due of $225,000 and remaining guaranteed interest of $27,000 for total balance remaining of $252,000. The balance due reflects that the November 2018 Amortization payment has not yet been made.

2. Amendment to Note.

(a)	Section 2.d is deleted and the Issuer shall not be required to make any further Amortization Payments.

(b)	The first sentence of Section 4(b) of Note is hereby deleted in its entirety and replaced with the following:

“The conversion price in effect on any Conversion Date shall be equal to the lessor of a fixed price of: (i) $0.29 which shall be subject to adjustment herein (the “Conversion Price”) or (ii) sixty-five (65%) of the lowest VWAP in the 25 trading days prior to conversion.”

(c)	The Irrevocable Share Reserve for the benefit of the Holder shall be increased to 10,700,000 shares of common stock. The Issuer shall take all necessary action to increase this Reserve with the Transfer Agent within two (2) business days.

3. Terms. All other terms and conditions of the Note shall remain in full force and effect. To the extent of any conflicts between the terms of the Note and the terms hereof, the terms of this Amendment will control.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

5. Headings. The headings contained herein are for convenience only, do not constitute part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

6. Execution. This Amendment may be executed in two counterparts, both of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8. Assignment. The Company acknowledges that the Holder has the right to assign the Note in whole in or part without approval of the Company.

9. Public Filing. The Company shall disclose the existence of this Amendment with the Commission on November 16, 2018

10. Legal Fees. The Company shall reimburse Issuer’s legal counsel for the cost of entering this amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

TWO RIVERS WATER & FARMING COMPANY

By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer

POWDERHORN I, LP

By:	/s/ Marc Manuel
Name:	Marc Manuel
Title:	Managing Partner